Exhibit 5

                                 BRYAN CAVE LLP
                             ONE METROPOLITAN SQUARE
                           211 N. BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE (314) 259-2020


  DENIS P. MCCUSKER                                          INTERNET ADDRESS
 direct dial number                                      dmccusker@bryancave.com
   (314) 259-2455


                                November 19, 1998


Board of Directors
Applied Cellular Technology, Inc.
400 Royal Palm Way, Suite 410
Palm Beach, Florida 33480

Gentlemen:

     We are acting as counsel for Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to 7,431,770 shares of the Company's common stock, $.001 par value per share (the "Shares").

     In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Articles of Incorporation and By-laws of the Company as amended and now in effect, proceedings of the Board of Directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     Based upon and subject to the foregoing, it is our opinion that the issuance of the Shares has been duly authorized by all requisite corporate action of the Company, and that the Shares, when issued in accordance with such authorization, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     We hereby consent to the reference to our name in the Registration Statement under the caption "Legal Matters" and further consent to the filing of this opinion as Exhibit 5 to the Registration Statement.



                                   Very truly yours,

                                   BRYAN CAVE LLP





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